SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2003

GENVEC, INC.
(Exact name of issuer as specified in charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 West Watkins Mill Road Gaithersburg, MD
(Address of principal executive offices)

20878
(Zip code)

(240) 632-0740
(Registrant’s telephone number, including area code)

Item 2.            Acquisition or Disposition of Assets.

On August 21, 2003, Diacrin, Inc. (“Diacrin”) was merged (“Merger”) with and into GenVec, Inc. (“GenVec”), pursuant to an Agreement and Plan of Reorganization, as amended, dated as of April 14, 2003 and a related Agreement and Plan of Merger, dated as of April 14, 2003 (collectively, the “Merger Agreement”).  The Merger was approved by the stockholders of Diacrin and GenVec at a special meeting and an annual meeting, respectively, held on August 21, 2003.

Upon consummation of the Merger, Thomas H. Fraser, Ph.D., Zola P. Horovitz, Ph.D., Stelios Papadopoulos, Ph.D. and Joshua Ruch, directors of Diacrin, became directors of GenVec.

At the effective time of the Merger, each outstanding share of the common stock, par value $.01 per share, of Diacrin was converted into 1.5292 shares of the common stock, par value $.001 per share, of GenVec (“GenVec Common Stock”) and cash in lieu of fractional shares.  The shares of GenVec Common Stock issued in the Merger were registered pursuant to a Registration Statement on Form S-4 (No. 333-105320) (“Registration Statement”) filed with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended.  The Registration Statement was filed on May 16, 2003 and declared effective on July 21, 2003.  In addition, the Company assumed all options outstanding under the Diacrin stock option plans.  In connection with the Merger, the Company will issue, or reserve for issuance upon exercise of options, a total of approximately 30 million shares of Company common stock.

As a result of the Merger, GenVec acquired Diacrin’s leased premises located in Charlestown, Massachusetts, at which Diacrin’s corporate offices, laboratories and manufacturing facilities were located.  GenVec also acquired laboratory equipment and supplies used in the research, development and production of biopharmaceutical products.  It is anticipated that the operations of GenVec will require the continued use of the leased premises, equipment and supplies acquired from Diacrin as a result of the Merger.

The foregoing description of the Merger is qualified in its entirety by reference to the Merger Agreement included as Appendix A to the joint proxy statement/prospectus included in the Registration Statement.  Additional information relating to Diacrin is contained in periodic reports filed by Diacrin with the Commission pursuant to the Securities Exchange Act of 1934, as amended (File No. 000-20139).

Item 5.            Other Events.

In addition to approving the Merger, the Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to increase the number of authorized shares of Company common stock from 60,000,000 to 100,000,000.  In connection with this amendment, the Company also amended its certificate of designation to increase the number of authorized shares of Series A Preferred Stock of the Company, par value $.001 per share, from 600,000 to 1,000,000.  The Company's stockholders also approved an amendment of the Company's 2002 Stock Incentive Plan, increasing by 1,000,000 (from 5,082,112 to 6,082,112) the number of shares authorized for issuance thereunder.

Also in connection with the Merger, the Company and American Stock Transfer & Trust Company amended the Rights Agreement, dated as of September 7, 2001 between the Company and American Stock Transfer & Trust Company (the “Rights Agreement”) to provide that HealthCare Ventures LLC, HealthCare Ventures II, L.P., HealthCare Ventures III, L.P., HealthCare Ventures IV, L.P., HealthCare Ventures V, L.P. and HealthCare Ventures, VI, L.P. (collectively, “HealthCare Ventures”), will not be deemed an “Acquiring Person” under the Rights Agreement as a result of the Merger even though following the Merger HealthCare Ventures will own in excess of 20% of the Company’s outstanding common stock.  However, if following the Merger, HealthCare Ventures were to acquire additional Company common stock (other than pursuant to pre-existing contractual pre-emptive rights), HealthCare Ventures would become an “Acquiring Person” under the Rights Agreement, as amended.

A copy of the amendment to the Rights Agreement is set forth as Exhibit 4.1 hereto, and incorporated herein by reference.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired.  The financial statements required to be filed pursuant to Item 7(a)(1) are not included with this report.  In accordance with Item 7(a)(4) of Form 8-K, the Company will file such statements by amendment to this Form 8-K no later than October 20, 2003.

(b)  Pro Forma Financial Information.  The pro forma financial information required to be filed pursuant to Item 7(b) is not included with this report.  In accordance with Item 7(b)(2) of Form 8-K, the Company will file such financial information by amendment to this Form 8-K no later than October 20, 2003.

(c)  Exhibits.  The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number Referred to in Item 601 of Regulation S-K	Description

2.1

Agreement and Plan of Reorganization, as amended, between GenVec, Inc. and Diacrin, Inc. dated April 14, 2003 and related Agreement and Plan of Merger between GenVec, Inc. and Diacrin, Inc., dated April 14, 2003.  Incorporated by reference to Appendix A to the joint proxy statement/prospectus included in our Registration Statement on Form S-4 (File No. 333-105320), dated May 16, 2003 and declared effective on July 21, 2003.

4.1	Amendment No. 1 to Rights Agreement, dated August 21, 2003, between GenVec, Inc. and American Stock Transfer & Trust Company, filed herewith.

99.1	Press Release, dated August 21, 2003, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.
(Registrant)

	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Chief Financial Officer, Treasurer and
Corporate Secretary

Date: August 22, 2003

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Reorganization, as amended, between GenVec, Inc. and Diacrin, Inc. dated April 14, 2003 and related Agreement and Plan of Merger between GenVec, Inc. and Diacrin, Inc., dated April 14, 2003.  Incorporated by reference to Appendix A to the joint proxy statement/prospectus included in our Registration Statement on Form S-4 (File No. 333-105320), dated May 16, 2003 and declared effective on July 21, 2003.

4.1	Amendment No. 1 to Rights Agreement, dated August 21, 2003, between GenVec, Inc. and American Stock Transfer & Trust Company, filed herewith.

99.1	Press Release, dated August 21, 2003, filed herewith.